Exhibit 10.9

GENERAL SECURITY AGREEMENT

G Medical Innovations Holdings Limited

MEF I, L.P.

Contents

1.	Defined meanings	1

2.	Security interest and charge	1

3.	Grantor’s promises	3

4.	Representations and warranties	8

5.	Indemnity	10

6.	Insurance	10

7.	Events of Default	11

8.	Rights on default	11

9.	Receiver	13

10.	PPSA provisions	14

11.	General provisions	15

12.	Grantor acting as trustee	20

13.	Definitions and interpretation	21

Schedule		25

Schedule 2 - Party details		26

Schedule 3 - Serial numbered property		27

General Security Agreement

Dated

Parties

1.	G Medical Innovations Holdings Limited ARBN 617 204 743 of c/- Otsana Pty Ltd, 108 Outram Street, West Perth, Western Australia (Grantor).

2.	MEF I, L.P. of 40 Wall Street, Floor 58, New York, NY 10005, United States of America as collateral agent for the Investors (Secured Party).

Background

The Grantor has agreed to grant a charge and a security interest to the Secured Party in all the Secured Property to the Secured Party as collateral agent for the Investors to secure financial accommodation now or in the future to be provided to or at the request of the Grantor.

Operative provisions

1.	Defined meanings

Words used in this document and the rules of interpretation that apply are set out and explained in the definitions and interpretation clause at the back of this document.

2.	Security interest and charge

2.1	Security interest and charge

(a)	The Grantor hereby charges and grants a security interest in the Secured Property to the Secured Party:

(i)	for payment of the Secured Money; and

(ii)	to secure performance of the obligations imposed on the Grantor under the Transaction Documents.

(b)	The Grantor grants this charge and security interest as legal and beneficial owner except for any Secured Property which the Grantor owns as trustee of a trust, in which case the Grantor does this as sole trustee of the relevant trust.

2.2	Circulating Assets

The Grantor may sell or otherwise deal with the Circulating Assets in the ordinary course of its ordinary business on reasonable commercial terms unless and until:

(a)	any Event of Default occurs, or

(b)	the Secured Party gives the Grantor a notice not to do so.

2.3	Fixed charge

This charge constitutes a fixed and specific charge over all the Other Property.

2.4	No postponement of attachment

Nothing in this document causes a security interest granted under this document or arising from transactions between the parties to attach at a later time than the time specified in section 19(2) of the PPSA.

2.5	Book Debts

The Grantor must pay all money generated by its book debts into the account, if any, specified by the Secured Party from time to time. In addition, the Grantor must deal with that money in accordance with the directions, if any, given by the Secured Party.

2.6	Convert to Circulating Asset

The Secured Party may by written notice to the Grantor cause any Secured Property to become a Circulating Asset with effect from the date specified in that notice.

2.7	No payment by Secured Party

The Secured Party will not be liable because of this document or otherwise to make any payment in respect of the Secured Property but the Secured Party may do so if it considers it necessary or desirable to protect its interests under this document.

2.8	Money on Deposit with the Secured Party

This charge does not affect the Secured Party’s right of set-off or appropriation in respect of any money deposited by the Grantor to the Secured Party or otherwise due by the Secured Party to the Grantor. Until the whole of the Secured Money is paid to the Secured Party, any money deposited by the Grantor with the Secured Party or owing to the Grantor by the Secured Party on any account will not become due for payment. The Grantor’s rights in respect of that money are personal and the Grantor must not assign or deal with them in any way. At any time after an Event of Default occurs, the Secured Party may set-off or appropriate the whole or any part of that money.

3.	Grantor’s promises

During the continuance of this security (and where appropriate from time to time) the Grantor must comply with the following provisions except as otherwise expressly contemplated in this Agreement.

(a)	Payment of Secured Money

(i)	Pay to the Secured Party the Secured Money on the date agreed between the parties and failing agreement on demand without set off or counterclaim.

(ii)	Pay interest on the Secured Money at the rate agreed between the parties and failing agreement, at the rate specified by the Secured Party from time to time.

(b)	Taxes

Pay on their due date any rates, taxes, charges, outgoings, and assessments in respect of the Secured Property and produce evidence of payment on demand by the Secured Party.

(c)	Dealings with Secured Property

(i)	Not sell, assign, let, part with possession, mortgage, charge, encumber, grant a security interest, give control, or otherwise dispose of or deal with the Secured Property except for disposal of Circulating Assets in the ordinary course of its business.

(ii)	Unless an Event of Default occurs, the Grantor may retain possession of the Secured Property and may use, operate, maintain, and control the Secured Property in the ordinary course of its business.

(iii)	If a law allows the Grantor to charge or grant a security interest in the Secured Property to a person without the Secured Party’s consent, the Grantor must before doing so arrange for that person to enter into a written priority agreement with the Secured Party on terms satisfactory to the Secured Party.

(d)	Maintain the Secured Property

(i)	Maintain the Grantor’s rights to and under the Secured Property and maintain the Secured Property in good order, substantial repair and condition, and free from damage or destruction. The Grantor must not cause or permit anything to be done by which any part of the Secured Property may be rendered void, voidable, unenforceable, or of limited or reduced force, effect, or value.

(ii)	Permit any equipment comprised in the Secured Property only to be operated by properly licensed, registered and qualified personnel, and permit it to be used and operated only in the manner and for the purposes for which it was designed.

(e)	Registration

Promptly cause this document to be registered or recorded in any places the Secured Party reasonably requires and also in each place where failure to do so would render this document or the security interest or charge created by it void or void as against a liquidator or judgment creditor. The Secured Party may elect to effect the registration itself.

(f)	Real estate

(i)	If and when requested by the Secured Party, execute and cause to be stamped and registered specific mortgages in favour of the Secured Party in respect of any or all of the Grantor’s real estate of any tenure. Each such mortgage will contain such terms and conditions as the Secured Party reasonably requires.

(ii)	Irrespective of any requests under subclause (i), the Grantor consents to the Secured Party lodging caveats in respect of any of the Grantor’s real estate to notify the existence of this charge.

(iii)	If the Secured Party gives a discharge of mortgage over any real estate forming part of the Secured Property, that real estate is automatically released from this security.

(g)	Subsidiaries

Upon demand by the Secured Party, cause any of its Subsidiaries to execute and deliver to the Secured Party in a form acceptable to the Secured Party:

(i)	a guarantee of the due payment of the Secured Money and the due performance by the Grantor of all the Grantor’s obligations under this document; and

(ii)	security for that guarantee in the same terms as this document with necessary modifications or in any other terms as the Secured Party approves.

(h)	Comply with statutes

Duly comply with and observe the provisions of every act, ordinance, regulation, and all requirements of any authority at any time imposing any duty, obligation, charge, or fee on or in relation to the Secured Property.

(i)	Perform other securities

Promptly pay all money secured by, and carry out, observe, and perform promptly all of the terms, covenants, and conditions contained in or implied by every other security, if any, over the Secured Property.

(j)	Damage

Continue to make all payments due under this document or under any Transaction Documents despite any damage to or destruction of the Secured Property. The Grantor must repair, restore, or rebuild promptly any damaged or destroyed Secured Property so that on the completion of the repair, restoration, or rebuilding the value and utility of the Secured Property will be at least equal to the value and utility of the Secured Property immediately before the damage or destruction.

(k)	Use of Secured Property

(i)	Conduct and maintain in a proper and efficient manner any business conducted by the Grantor in relation to the Secured Property and operate the business at all times as is usual for businesses of a similar nature. The Grantor must not discontinue or vary the use of the Secured Property without the Secured Party’s prior written consent.

(ii)	Not use or permit the Secured Property to be used for an unlawful, illegal, or wrongful purpose and not do or permit anything with respect to the Secured Property which would or might result in the seizure or forfeiture of the Secured Property or the creation of any interest over the Secured Property.

(iii)	Not permit any of the Secured Property to be installed in, or affixed to, property not owned by the Grantor and subject to the security created by or expressed to be created this document.

(iv)	Not permit any of the Secured Property to be moved outside Australia.

(v)	Not alter or deface any serial number or other identification plates on any of the Secured Property including serial numbered goods.

(l)	Inspection

Upon reasonable notice allow the Secured Party and its nominees to inspect the Secured Property, and arrange for entry upon any land or premises owned or occupied by the Grantor or where any of the Secured Property is located, and carry out any tests of the Secured Property the Secured Party or its nominees consider necessary.

(m)	Perfect security

Sign anything and do anything the Secured Party requires to further or more effectively secure the Secured Party’s rights over the Secured Property, to register this or any other security interest, or to take control of any of the Secured Property. The Grantor authorises the Secured Party and its representatives to complete and date this document in any way it is incomplete.

(n)	Grantor to give notice

Promptly give written notice to the Secured Party as soon as the Grantor becomes aware of the following.

(i)	Any claim for compensation which arises or may arise in relation to the Secured Property.

(ii)	Any claim under any policy of insurance which arises or may arise in relation to the Secured Property.

(iii)	Any charge or security interest on the Secured Property which arises or interest in any of the Secured Property on the Personal Property Securities Register.

(iv)	Any damage to or defects in the Secured Property.

(v)	Any event or circumstance by which the value of the Secured Property is or may be adversely affected.

(vi)	Any Event of Default occurring.

(vii)	The calling of any meeting of the Grantor for the purpose of considering any special resolution.

(viii)	Any material debtor of the Grantor failing to pay the Grantor within ordinary trading terms.

(o)	Liens

(i)	Not pledge or allow any lien to be created on any of the Secured Property.

(ii)	Promptly discharge and satisfy all liens or pledges which attach to the Secured Property and on request furnish to the Secured Party receipts for every payment.

(p)	Registration of Grantor

If the Grantor becomes registered or becomes liable to be registered as a foreign company or a recognised company in any jurisdiction in which this document is not registered and requires registration for enforceability, or if the Secured Property is at any time located in any jurisdiction in which registration of this document is required for enforceability against the Secured Property or the Grantor:

(i)	immediately upon the liability to register arising, notify the Secured Party in writing of that fact; and

(ii)	promptly effect the registration of this document and/or deliver to the Secured Party all documents necessary to ensure registration of this document in that jurisdiction.

(q)	Change of Grantor details

Notify the Secured Party at least 20 days before:

(iii)	the Grantor (or if applicable, the Trust or the partnership) changes its name;

(iv)	any ABN, ARBN or ARSN allocated to the Grantor (or if applicable, the Trust or a relevant partnership) changes, is cancelled or otherwise ceases to apply to it (or if it does not have an ABN, ARBN or ARSN, an ABN, ARBN or ARSN is allocated to it or otherwise starts to apply to it); or

(v)	any Secured Property ceases, or begins, to be held in the course of furtherance of carrying on an enterprise to which an ABN has been allocated to the Grantor (or if applicable, the Trust or the partnership).

(r)	Obtain approvals

Obtain and renew at the proper times all licences, permits, approvals, and other documents necessary or desirable in relation to the Grantor’s business and the conduct of that business.

(s)	Licences

Obtain and maintain all and any licences, registrations, permits, and other approvals necessary or desirable in relation to the Secured Property and the business of the Grantor.

(t)	Observe leases

Duly and punctually pay all rents and perform and observe all of the Grantor’s obligations contained in or implied by any lease or sub-lease at any time held by the Grantor.

(u)	Calls on uncalled capital

Not call up or receive in advance of calls any of the uncalled capital.

(v)	Condition of Grantor’s property

Not pull down or remove any improvements being part of the Secured Property without the Secured Party’s prior written consent.

(w)	Lodgement of documents of title

If requested by the Secured Party, lodge with the Secured Party any documents of title relating to the Secured Property.

(x)	List of Secured Property

Within 10 days of any request by the Secured Party, give the Secured Party a full and complete list of the Secured Property, including the value and location of each item of the Secured Property, and the serial number of any serial numbered property.

(y)	Identification

If requested by the Secured Party and at the Grantor’s cost, affix identification plates in the form required by the Secured Party to such parts of the Secured Property as the Secured Party specifies.

(zz)	Financial statements

(vi)	The Grantor must provide to the Secured Party promptly after they become available but in any event within 120 days of the end of each financial year the accounts of the Grantor in relation to the preceding financial year. The accounts must be prepared in accordance with generally accepted accounting principles consistently applied and the laws of the domicile of the Grantor. Account means a balance sheet and profit and loss account signed and certified and, if required by the Secured Party, audited.

(vii)	Within 14 days after a request, the Grantor must provide to the Secured Party any information reasonably requested by the Secured Party relating to the business assets and affairs of the Grantor.

(viii)	The Grantor must allow the Secured Party at any time upon reasonable notice to conduct a review (including by on-site inspections or the appointment of an external party) of the Grantor’s business and affairs, including allowing access to and copying of all relevant documents.

(aa)	No advance to Related Body Corporate

Not directly or indirectly advance money to a Related Body Corporate, director, or shareholder of the Grantor. The Grantor must not pay money owing at any time by the Grantor to a Related Body Corporate, director, or shareholder of the Grantor without the Secured Party’s prior written consent.

(bb)	No transfers to Related Body Corporate

Not directly or indirectly transfer any of the Secured Property to a Related Body Corporate, director, or shareholder of the Grantor.

4.	Representations and warranties

The Secured Party has entered into this document relying on the following representations and warranties by the Grantor. The Grantor warrants to the Secured Party that the following is true and correct now and at all times until payment of all of the Secured Money and the performance by the Grantor of all of its obligations under the Transaction Documents.

(a)	(contact details) The contact details specified in Schedule 2 are correct and will not be changed without the prior consent of the Secured Party.

(b)	(no consumer Secured Property) None of the Secured Property is used predominantly for personal, domestic or household purposes.

(c)	(no foreign property) At the date of this document, all the Secured Property is in its possession and is situated in Australia.

(d)	(serial-numbered goods) The information in Schedule 3 is true in all respects and includes the details of all the Grantor’s motor vehicles and aircrafts unless Schedule 3 specifies otherwise.

(e)	(no Event of Default) No event has occurred which constitutes or which, with the giving of notice and/or the lapse of time and/or a relevant determination by the Secured Party, would constitute an Event of Default.

(f)	(no litigation) No litigation, arbitration, or administrative proceedings or claims are presently in progress, pending, or threatened against the Grantor or any of its assets, which might by itself (or together with other proceedings or claims) have a material adverse effect on the Grantor’s assets or adversely affect the Grantor’s ability to observe or perform its obligations under this document.

(g)	(full disclosure) The Grantor has fully disclosed to the Secured Party, in writing, all facts material for disclosure in the context of this document.

(h)	(due incorporation) The Grantor is duly incorporated under the laws of its place of incorporation and has the power and authority to enter this document and has undertaken and complied with the necessary corporate proceedings to ensure this document is enforceable and binding on it.

(i)	(obligations binding and enforceable) This document and the Transaction Documents constitute legally valid, binding, and enforceable obligations of the Grantor.

(j)	(non-contravention) The execution and delivery of this document and the Transaction Documents and the performance of any of the transactions contemplated by this document and the Transaction Documents will not contravene or constitute a default under any provision contained in any agreement, instrument, law, judgment, order, licence, permit, or consent by which the Grantor is bound or affected.

(k)	(registration of document) No registration with or approval of any authority is necessary for the performance by the Grantor of this document and if required, all registrations and approvals have been, or will be, duly made or obtained and certified copies will be delivered to the Secured Party.

(l)	(possession) The Grantor has correctly and fully disclosed to the Secured Party the existence of any sale, transfer, assignment, letting, parting with possession, Encumbrance, or other disposition of or dealing with the Secured Property.

(m)	(accuracy of information) All information provided by the Grantor to the Secured Party is true and correct to the best of the Grantor’s knowledge, information, and belief.

(n)	(sole legal and beneficial owner) The Grantor is the sole beneficial owner of the Secured Property except for the Secured Property which the Grantor owns as trustee of a trust, in which case the Grantor warrants that it is the sole legal owner of the Secured Property.

(o)	(no Encumbrances) The Secured Property is not subject to any Encumbrances except as approved in writing by the Secured Party.

(p)	(no material adverse change) There has been no material adverse change in the financial condition of the Grantor and there has been no substantial change in the scope or nature of the business from that disclosed to the Secured Party before the date of this document.

5.	Indemnity

The Grantor indemnifies the Secured Party and its officers, agents, and employees from and against any action, claim, demand, loss, interest, fee, damage, cost, and expense of any nature which the Secured Party or the Secured Party’s officers, agents, or employees sustain or incur or for which the Secured Party becomes liable at any time in respect of or arising from any one or more of the following. (Any amount due under this clause will form part of the Secured Money).

(a)	Any neglect or default of the Grantor to observe and perform any of the terms, covenants, and conditions contained in or implied by this document.

(b)	Any loss or damage occasioned by or liability incurred by the Secured Party in the exercise, non-exercise, or purported exercise of any of its powers, rights, and privileges contained in or implied by this document whether or not the Secured Party acted negligently or was guilty of laches or waiver.

(c)	Any rates, taxes, charges, outgoings, and assessments that are payable or become due in respect of the Secured Property and any liability to any competent authority in respect of any breach of duty or law relating to the Secured Property.

(d)	Any claim by any person in respect of or arising out of their use of or presence on or in any way connected with the Secured Property.

(e)	Any actual or assumed obligation of the Secured Party (whether solely or jointly with the Grantor or any other person) to pay any money or do anything relating to the Secured Property.

6.	Insurance

The Grantor must comply with each of the following.

(a)	Insure and keep the Secured Property insured with an insurer approved by the Secured Party for their full insurable value or any other amount specified by the Secured Party from time to time against risks specified by the Secured Party and any other risk usually insured against, including fire, storm, and tempest.

(b)	Pay all premiums under any insurance policy on the due date for payment and upon demand provide the policy and/or any certificate of currency to the Secured Party.

(c)	Have the interest of the Secured Party noted on all insurances.

(d)	Not do or permit anything to occur which may increase any premium or make any insurance policy liable to be impaired or cancelled.

(e)	Not effect any insurance in respect of the Secured Property other than in accordance with this clause.

(f)	Notify the Secured Party in writing as soon as any event happens which entitles a claim to be made under any insurance and not settle or compromise any claim without the Secured Party’s consent.

(g)	If required by the Secured Party, pay to the Secured Party any money received by the Grantor from any insurance of the Secured Property. Any money received by the Secured Party under this clause may at the option of the Secured Party be applied either in reinstating or repairing the insured property or towards payment of the Secured Money.

7.	Events of Default

An Event of Default at the Secured Party’s option will have occurred if any one or more of the “events of default” described in clause 11.1 of the Transaction Documents occur. A determination by the Secured Party that any one or more has occurred must be made acting reasonably, and will be final and binding on the Grantor.

8.	Rights on default

8.1	Despite any other provision of this document, at any time after an Event of Default occurs how and when the Secured Party in its absolute discretion decides, the Secured Party may sign anything and do anything the Secured Party considers appropriate to recover the Secured Money and deal with the Secured Property. The Secured Party may do this with or without taking possession of the Secured Property, whether or not in conjunction with other property, despite any omission, neglect, delay, and without liability for loss or need to account as Secured Party in possession. Without limitation, the Secured Party may do any one or more of the following.

(a)	Demand and require immediate payment of the Secured Money and recover the Secured Money from the Grantor.

(b)	Exercise any right, power, or privilege conferred by law, equity, this document, or any of the Transaction Documents.

(c)	Take possession of and withdraw from possession of the Secured Property, and enter any premises where the Secured Property may be located.

(d)	Sell, assign, transfer, dispose, exchange, barter, and grant options in respect of the Secured Property. The Secured Party may sell the Secured Property in one line or by separate lots in any manner and on any terms and conditions the Secured Party thinks fit including terms as to payment of the whole or any part of the purchase money either with or without interest, and either with or without taking security. If the Secured Party deals with the Secured Property so that money is received by the Secured Party in instalments, the money will be credited only when actually received by the Secured Party irrespective of when title to the Secured Property is transferred.

(e)	Rescind or vary any contract for sale of the Secured Property.

(f)	Lease, license, or otherwise part with possession of the Secured Property for any term the Secured Party thinks fit by one or more transactions with or without fine or premium (which leases may contain options to renew or purchase) and accept or purchase surrenders of any leases or licences.

(g)	Provide services and apparatus for use with the Secured Property.

(h)	Appoint in writing any person or any two or more persons jointly and/or severally to be a Receiver or agent of the Secured Party of the whole or any part of the Secured Property whether or not a Receiver has previously been appointed.

(i)	Conduct any business in relation to the Secured Property and exercise any powers of a receiver whether or not a Receiver has been appointed.

(j)	Sign anything and do anything the Secured Party thinks advisable to obtain income and returns from the Secured Property.

(k)	Perform any one or more of the Grantor’s obligations under this document and/or any Transaction Documents including making payments to any person who holds security over the Secured Property.

(l)	Repair, clean, repaint, demolish, rebuild, alter, or add to the Secured Property.

(m)	Prepare plans and specifications and obtain approvals from any competent authority.

(n)	Subdivide, convert to strata title, convert to Torrens Title, or consolidate the Secured Property, create any easements or covenants affecting or in favour of the Secured Property, and/or effect any works the Secured Party thinks fit for those purposes.

(o)	Either with or without giving or receiving any money for it, surrender, dedicate, or transfer any real estate comprised in the Secured Property to the Crown or any competent authority and/or exchange lands with any person.

(p)	Acquire any additional property for development, sale, or lease in conjunction with the Secured Property.

(q)	Remove any chattels or fixtures from any real estate comprised in the Secured Property and dispose of, sell, or otherwise deal with them with or without receiving any money.

(r)	Employ and engage persons in order to exercise any or all of the rights conferred on the Secured Party by this document and dismiss those persons.

(s)	Pay out any money owing to any person in respect of the Secured Property.

(t)	Terminate any facilities secured by or provided under this document.

(u)	Perform, observe, carry out, enforce, vary, or rescind any deeds, contracts, obligations, or rights of the Grantor.

(v)	Make calls on members of the Grantor in respect of its uncalled capital, and exercise and assign all of the powers in relation to calls on members of the Grantor conferred on the Grantor and its directors to the exclusion of the powers of the directors of the Grantor.

(w)	Issue shares in the Grantor and do all things required to facilitate or give effect to any such issue.

8.2	Any restriction, requirement for notice, or lapse of time required by any statute is negated so far as is lawful. The Secured Party need not give notice to the Grantor before exercising a right, power, or remedy under this document unless notice is required by a statutory provision which cannot be excluded. Where a statutory provision stipulates that notice must be given, then if no period of notice is prescribed, one day is fixed as the requisite period.

8.3	The Secured Money may be recovered by the Secured Party exercising its rights under this document and/or any Transaction Documents without prejudice or reference to the Secured Party’s rights under any other document.

9.	Receiver

Where a Receiver has been appointed the following applies.

(a)	The Secured Party may remove or terminate the appointment of any Receiver and if the office becomes vacant appoint a new Receiver.

(b)	The Secured Party may fix the remuneration of the Receiver.

(c)	The Receiver will comply with the directions given from time to time by the Secured Party but at all times and for all purposes will be deemed to have been acting as the agent of the Grantor.

(d)	The Grantor must indemnify the Receiver and the Secured Party against any act, claim, demand, suit, or other liability arising out of or because of any act, omission, or default by the Receiver.

(e)	Every Receiver may do anything the Receiver considers appropriate to recover the Secured Money and deal with the Secured Property. Without limitation, the Receiver may do any one or more of the following.

(i)	Exercise any of the powers conferred on the Secured Party by this document, any Transaction Documents, or otherwise conferred on a receiver by law.

(ii)	Borrow or raise money (including from the Secured Party) for the exercise of any of the Receiver’s powers either unsecured or secured by mortgage or charge over the Secured Property ranking either in priority to, on an equal footing with, or after this document.

(iii)	Issue shares in the Grantor and do all things required to facilitate or give effect to any such issue.

(iv)	Give effectual receipts for all money and other assets which may come into the Receiver’s hands.

(v)	Institute, prosecute, and defend proceedings at law, in equity, or in bankruptcy in the Grantor’s name or otherwise.

(vi)	Make any arrangement or compromise which the Receiver thinks expedient in the Secured Party’s interest.

(vii)	With the Secured Party’s prior written consent delegate to any person for any time or times as the Secured Party approves any of the powers conferred on the Receiver under this document.

(viii)	Pay the Receiver’s costs, fees, and expenses out of the Secured Property.

10.	Acknowledgement

10.1	Additional investors

As contemplated in the Transaction Documents, there are proposed to be multiple purchases and issues of convertible securities on the same terms as the convertible securities agreement described at paragraph (a) of Item 1, with the maximum aggregate price of all purchases being US$5,000,000.

It is acknowledged and agreed that the security interest and charge granted under this document secures all of the Grantor’s obligations to each of the Investors, and that they are being granted to the Secured Party as collateral agent for the Investors on the terms set out in the agreement described at paragraph (c) of Item 1.

10.2	PPSA

10.1	PPSA notices

The Grantor waives its rights to receive notices of:

(a)	a verification statement under section 157 of the PPSA;

(b)	the removal of an accession under section 95 of the PPSA;

(c)	a decision to enforce a security interest pursuant to a land law under section 118 of the PPSA;

(d)	action to enforce security over liquid assets under section 121(4) of the PPSA;

(e)	a proposal to dispose of Secured Property under section 130 of the PPSA;

(f)	a statement of account under sections 132(3)(d) and 132(4) of the PPSA;

(g)	any proposal of the Secured Party to retain Secured Property under section 135 of the PPSA; and

(h)	any other occurrence in respect of which the Grantor and the Secured Party can agree to waive notice under the PPSA at any time.

10.2	PPSA rights

The Grantor waives its right:

(a)	to redeem Secured Property under section 142 of the PPSA; and

(b)	to reinstate this agreement under section 143 of the PPSA.

10.3	Powers

(a)	The rights and powers conferred on the Secured Party by this document or the law are in addition to any rights and powers conferred by the PPSA.

(b)	For the avoidance of doubt, in addition to the powers under section 125 of the PPSA, the Secured Party may take any action after default authorised by this document or the law, including delaying any disposal, leasing or action to retain any Secured Property.

11.	General provisions

11.1	Costs and expenses

(a)	The Grantor must pay the Secured Party for:

(i)	the Secured Party’s costs, charges and expenses in connection with the negotiation, preparation, execution, stamping, and registration of this document; and

(ii)	the Secured Party’s costs, charges and expenses in connection with any consent, or any exercise or non exercise of rights (including those arising from any Event of Default); and

(iii)	any stamp duty, loan duty or other duty including duties and taxes on receipts or payments including fines or penalties in relation to this document or the Transaction Documents; and

(iv)	including in each case:

(A)	the Secured Party’s reasonable internal administration costs;

(B)	legal costs and expenses on a full indemnity basis or solicitor and own client basis, whichever is higher.

(b)	The Secured Party may debit the Grantor’s account with these amounts as soon as they are incurred.

11.2	GST

(a)	If GST is payable by a supplier (or by the representative member for a GST group of which the supplier is a member) on any supply made under or in relation to this document, the recipient must pay to the supplier an amount (GST Amount) equal to the GST payable on the supply. The GST Amount is payable by the recipient in addition to and at the same time as the net consideration for the supply.

(b)	If a party is required to make any payment or reimbursement, that payment or reimbursement must be reduced by the amount of any input tax credits or reduced input tax credits to which the other party (or the representative member for a GST group of which it is a member) is entitled for any acquisition relating to that payment or reimbursement.

(c)	This clause is subject to any other specific agreement regarding the payment of GST on supplies.

11.3	Notices

(a)	Any notice or statement to be given or demand to be made on the Grantor under this document:

(i)	will be effectively signed on behalf of the Secured Party if it is executed by the Secured Party, any of its officers, its solicitor, or its attorney;

(ii)	may be served by being delivered personally to, by being left at, or by being posted in a prepaid envelope or wrapper to the Grantor’s address specified in this document or the Grantor’s registered office, place of business, or residence last known to the Secured Party, or by being sent to the Grantor by facsimile transmission or e-mail.

(b)	A demand or notice if:

(i)	posted will be deemed served three days after posting;

(ii)	sent by facsimile transmission or e-mail will be deemed served on conclusion of transmission.

(c)	Service by any of these methods will be valid and effectual even though the Grantor does not receive the document or if the document is returned to the Secured Party through the post unclaimed.

11.4	Waiver

No failure to exercise and no delay in exercising the Secured Party’s rights, powers, or privileges under this document operates as a waiver. No waiver of the Secured Party’s rights, powers or privileges under this document is effective unless made in writing. The Secured Party may exercise all of its rights at any time and more than once.

11.5	Secured Party’s certificate

A certificate signed by or on behalf of the Secured Party as to a matter or as to an amount payable to the Secured Party in connection with this document is conclusive and binding on the Grantor as to the amount stated in it or any other matter of a factual nature unless the matter or amount is capable of determination by the Secured Party in its discretion in which case the Secured Party must not act arbitrarily, capriciously, or unreasonably.

11.6	Governing law

This document is governed by and construed in accordance with the law for the time being in force in the place specified in item 4. The Grantor agrees to submit to the nonexclusive jurisdiction of the courts of that place.

11.7	Payments

All money payable by the Grantor under this document must be paid in cleared funds without set-off or counter-claim and free of all deductions as and where the Secured Party directs on or before 12.00 noon local time on the due date or if none on demand. Payments will be credited to the Grantor only when actually received by the Secured Party. The Secured Party will have an absolute discretion (without the need to communicate its election to anyone) to apply at any time any payment received by it in reduction of any part of the Secured Money it elects. Any surplus money received by the Secured Party will not carry interest and may be paid by the Secured Party to the credit of an account in the Grantor’s name or with a third party or the Secured Party.

11.8	Assignment

The Secured Party may assign, novate, or participate its rights and/or obligations under this document and/or any Transaction Documents. The Grantor must execute all documents which in the Secured Party’s opinion are reasonably necessary for those purposes. The Grantor must not assign, novate, transfer, or deal with its rights or obligations under this document or any Transaction Documents.

11.9	Disclosure

The Secured Party may disclose to a potential assignee, novatee, participant, or any other person information about the Grantor, the Secured Property, this document, and any Transaction Documents.

11.10	Consent

Any authority, consent, or other thing to be given, made, or exercised by the Secured Party under this document may be done, given, or made how and when the Secured Party decides.

11.11	Severability

If any term, agreement, or condition of this document or the application of any term, agreement, or condition of this document to any person or circumstance is or becomes illegal, invalid, or unenforceable in any jurisdiction it will be severed and none of the remaining terms, agreements, and conditions nor the application, validity, or enforceability of the severed term, agreement, or condition in any other jurisdiction will be affected.

11.12	Other securities

This document will not merge with, discharge, extinguish, postpone, or prejudice any other security or right held by the Secured Party and no other security or right will affect this document.

11.13	Set-off

In addition to any other right of set-off of the Secured Party, after an Event of Default occurs the Secured Party may without notice combine, consolidate, or merge any or all of the Grantor’s accounts conducted with the Secured Party and may set-off the Secured Money against them, even though those accounts and the Secured Money are not in the same currency. The Secured Party may effect any currency conversion necessary or desirable for that purpose. The Secured Party need not allow any set-off between the Secured Money and any credit balance of any account conducted with the Secured Party by any person.

11.14	Interest on judgment

If a liability under this document becomes merged in a judgment or order then the Grantor as an independent obligation must pay interest to the Secured Party on the amount of that liability from the date it becomes payable until it is paid both before and after the judgment or order despite the bankruptcy or insolvency of the Grantor at a rate being the higher of the rate payable under the judgment, order, bankruptcy, or insolvency and the rate payable on the Secured Money.

11.15	No representations to Grantor

The Grantor does not execute this document as a result or because of any promise, representation, statement, or information of any kind given or offered by or on behalf of the Secured Party whether in answer to any enquiry by or on behalf of the Grantor or not.

11.16	Liability of Grantor not affected

This document and the Grantor’s liability under this document will not be terminated or affected by any change in the legal capacity, rights, obligations, or liability of any person.

11.17	Statutes

So far as is lawful, the provisions of all statutes and regulations at any time operating directly or indirectly to:

(a)	lessen, modify, or affect the Grantor’s obligations in favour of the Secured Party; or

(b)	stay, postpone, or otherwise prevent or prejudicially affect the exercise of all or any of the Secured Party’s rights, powers, and remedies conferred by this document,

are negatived and excluded from and will not apply to this document. All powers, rights, and remedies conferred on the Secured Party or any Controller by law, in equity, or by any statute will be in addition to those contained in this document and will not curtail, diminish, or qualify any of them.

11.18	Attorney

The Grantor for valuable consideration hereby irrevocably appoints the Receiver, the Secured Party, and the Secured Party’s directors, secretaries, and managers, from time to time jointly and severally its attorney to:

(a)	sign anything and to do anything on behalf of and in the name of the Grantor to perfect this document;

(b)	delegate its powers to any person and revoke any delegation; and

(c)	at any time after an Event of Default occurs to sign anything and to do anything in relation to the Secured Property and any contracts or rights relating to the Secured Property the attorney thinks fit.

In the exercise of these powers the attorney may exercise and perform any power, authority, duty, or function as a trustee conferred or imposed on the Grantor, and may confer a benefit on the Secured Party.

11.19	Secured Party’s priority

This document confers on the Secured Party priority over any subsequent security over the Secured Property for the Secured Money even though the whole or any part of that money may be advanced, re-advanced, or made available after the date of this document or after the date of any subsequent security. This document operates as a continuing security even though at any time the Grantor’s account with the Secured Party is in credit. The Secured Party may retain this security while payment of the Secured Money is liable to be avoided under any law relating to insolvency.

11.20	No release

No full or partial discharge or release of this document will operate to any extent as a discharge or release of any Transaction Documents and any discharge or release will be without prejudice to all of the Secured Party’s rights and remedies against the Grantor personally or any other person for any money which may be found to be due to the Secured Party.

11.21	Liability of guarantor

If the Grantor has entered into this document to secure financial accommodation provided to some other person, the Grantor will be considered to be a principal debtor for the Secured Money.

11.22	Covenants continue

The Grantor’s obligation to perform all the terms of this document will not be affected by any omission, delay, or waiver by the Secured Party in requiring the Grantor to perform them or by any partial or other discharge, release, or variation of this document, or any Transaction Documents.

11.23	Purchaser not bound to enquire

No purchaser need enquire as to whether any default has been made by the Grantor, the regularity or propriety of the sale, the appointment of the Receiver, or the application of the purchase money.

11.24	Customer identification

The Grantor must from time to time promptly comply with any requirements of the Secured Party regarding ‘know your customer’ or similar identification procedures and produce any documents or other evidence requested by the Secured Party in that regard.

12.	Grantor acting as trustee

12.1	Grantor liable as trustee of the trust and in its own right

If the Grantor is the trustee of a trust, the Grantor enters this document in its own right and as trustee of the Trust. In addition to the Grantor’s own assets, all the assets both present and future of the Trust will be available to satisfy the Grantor’s obligations under this document. The Grantor hereby charges and grants a security interest to the Secured Party over the Grantor’s right of indemnity out of the Trust’s assets to secure payment of the Secured Money. This clause does not affect the Grantor’s liability in its personal capacity.

12.2	Trust warranties by the Grantor

The Grantor warrants as follows.

(a)	All of the powers and discretions conferred by the deed establishing the Trust are capable of being validly exercised by the Grantor as trustee and have not been varied or revoked and the Trust is a valid and subsisting trust.

(b)	The Grantor is the sole trustee of the Trust and has full and unfettered power under the terms of the deed establishing the Trust to mortgage the Trust’s assets.

(c)	This document is being executed and entered into as part of the due and proper administration of the Trust and for the benefit of the beneficiaries of the Trust.

(d)	No restriction on the Grantor’s right of indemnity out of or lien over the Trust’s assets exists or will be created or permitted to exist and that right of indemnity will have priority over the right of the beneficiaries to the Trust’s assets.

(e)	Other than as already disclosed to the Secured Party in this document, the Grantor does not act as trustee of any trust.

12.3	Restrictions on Trust activities

The Grantor must not permit without the Secured Party’s prior written consent:

(a)	any resettlement, appointment, or distribution of the capital of the Trust;

(b)	any retirement or replacement of the trustee or any appointment of a new trustee of the Trust;

(c)	any amendment to the deed establishing the Trust;

(d)	any charging of any of the Trust’s assets;

(e)	any breach of the provisions of the deed establishing the Trust;

(f)	any termination of the Trust or variation of the vesting date;

(g)	if the Trust is a unit trust, any transfer of, or dealing with the units. If any of the above occur, the Grantor must inform the Secured Party promptly.

12.4	Secured Party’s role

(a)	If the Secured Party enters into this document as a custodian or trustee, it does so only in its capacity as custodian or trustee as the case may be. The Secured Party is not liable under any circumstances to any party to this document other than as custodian or trustee as the case may be. This limitation of the Secured Party’s liability applies despite any other provision of this document and extends to all liabilities and obligations of the Secured Party in any way connected with any representation, warranty, conduct, omission, agreement or transaction related to this document.

(b)	The Secured Party is not obliged to do or refrain from doing anything under this document (including, without limitation, incur any liability) unless the Secured Party’s liability is limited in the same manner as set out in this clause.

(c)	No attorney, agent, receiver or receiver and manager appointed in accordance with this document has authority to act on behalf of the Secured Party in a way which exposes the Secured Party to any personal liability.

13.	Definitions and interpretation

13.1	Definitions

In this document unless the context otherwise requires:

Circulating Asset has the meaning given by section 340 of PPSA, and excludes any property over which the Secured Party has taken control, any property that is or has become Other Property, and any property specified in Item 2.

Controller means an administrator, receiver, receiver and manager, trustee, provisional liquidator, liquidator, or any other person (however described) holding or appointed to an analogous office or acting or purporting to act in an analogous capacity whether pursuant to any statute, the order or authority of any court or other Government Agency, an Encumbrance or otherwise;

Encumbrance includes:

(a)	any mortgage, pledge, lien, or charge or any security or preferential interest or arrangement of any kind or any other right of, or arrangement with, any creditor to have its claims satisfied in priority to other creditors with, or from the proceeds of, any asset;

(b)	any retention of title other than in the ordinary course of day-to-day trading and a deposit of money by way of security but it excludes a charge or lien arising in favour of a Government Agency by operation of statute unless there is default in payment of moneys secured by that charge or lien; and

(c)	a ’security interest’ as defined in section 12(1) of the PPSA.

Event of Default means any of the events described in clause 7 of this document;

Government Agency means a government or government department, a governmental, semi-governmental or judicial person or a person (whether autonomous or not) charged with the administration of any applicable law;

GST has the meaning given by section 195-1 of the A New Tax System (Goods and Services Tax) Act 1999 (Cth);

Guarantor means any person who at any time guarantees to the Secured Party the payment of all or any part of the Secured Money;

Investors means MEF I, L.P. and all of the Other Investors (as that term is defined in the Convertible Securities Agreement made on or about the date of this document between MEF I, L.P. and the Grantor;

Other Property means any Secured Property which comprises:

(a)	real property;

(b)	property which is not personal property as defined by the PPSA;

(c)	property which is no longer a Circulating Asset. PPSA means the Personal Property Securities Act 2009 (Cth);

Receiver means jointly and severally any person appointed by the Secured Party under or by virtue of this document as a receiver, manager, or receiver and manager;

Related Body Corporate has the meaning given by the Corporations Act 2001;

Secured Money means all money (and any part of that money) which directly, indirectly, actually or contingently, or otherwise at any time is or becomes due by the Grantor (whether alone or not) to the Secured Party for any reason and includes any money due:

(a)	pursuant to this document or any other Transaction Document;

(b)	to any person on whose behalf the Secured Party holds this security;

(c)	on any guarantee, bond, account, document, negotiable instrument, or other instrument;

(d)	because of anything by which the Secured Party is or becomes in any manner a creditor of the Grantor;

(e)	on account of any person on the order, request, or under the authority of the Grantor;

(f)	arising from anything done or omitted to be done by the Grantor which gives rise to a payment, expense, or loss by the Secured Party;

(g)	because of the Secured Party drawing, accepting, endorsing, paying, or discounting any order, draft, cheque, promissory note, bill of exchange, or other negotiable instrument on behalf of the Grantor;

(h)	under any bond, guarantee, letter of credit, or indemnity issued or given by the Secured Party on behalf of the Grantor; and

(i)	interest or an amount in the nature of interest on all money described in this clause at the highest rate prescribed for that money or, if none, as determined by the Secured Party;

Secured Property means the whole of the undertaking property and assets of the Grantor both present and after acquired property and includes:

(a)	any part of the Secured Property;

(b)	and any property held at any time by the Grantor as trustee of the Trust;

(c)	any contract or agreement in relation to any of the Grantor’s property including any agreement for sale, and

(d)	all income and other money or benefits derived from the Secured Property.

Subsidiary has the meaning given by the Corporations Act 2001;

Transaction Documents means:

(a)	the documents specified in item 1;

(b)	any other document under which the Grantor either alone or with any other person agrees to pay money to the Secured Party;

(c)	any other document which relates to the payment of the Secured Money; and

(d)	any other security given to the Secured Party to secure the Secured Money; and

Trust means each trust of which the Grantor is the trustee whether or not known to the Secured Party including the trust, if any, specified in item 3.

13.2	Interpretation

In this document unless the context otherwise requires:

(a)	the terms account receivable, attach, document of title, equipment, financing change statement, financing statement, future advance, goods, inventory, motor vehicle, personal property, proceeds and security interest have the meanings given to them in the PPSA;

(b)	the terms aircraft and serial-numbered goods have the meanings given to them in the Personal Property Securities Regulations 2010;

(c)	clause and subclause headings are for reference purposes only;

(d)	the singular includes the plural and vice versa;

(e)	words denoting any gender include all genders;

(f)	reference to a person includes any other entity recognised by law and vice versa;

(g)	where a word or phrase is defined its other grammatical forms have a corresponding meaning;

(h)	any reference to a party to this document includes its successors and permitted assigns;

(i)	any reference to any agreement or document includes that agreement or document as amended at any time;

(j)	the use of the word includes or including is not to be taken as limiting the meaning of the words preceding it;

(k)	the expression at any time includes reference to past, present and future time and the performance of any action from time to time;

(l)	an agreement, representation or warranty on the part of two or more persons binds them jointly and severally;

(m)	an agreement, representation or warranty on the part of two or more persons is for the benefit of them jointly and severally;

(n)	reference to an item is a reference to an item in Schedule 1 of this document;

(o)	a reference to the PPSA or any other statute includes all regulations and amendments to that statute and any statute passed in substitution for that statute or incorporating any of its provisions to the extent that they are incorporated.

Schedule

Item 1

Transaction Documents	(a)	Convertible Securities Agreement made on or about the date of this document between MEF I, L.P. and the Grantor and any variation, addition, or replacement of that agreement.

	(b)	Convertible Securities Agreements made on or about the date of this document between each of the Other Investors and the Grantor and any variation, addition, or replacement of that agreement.

	(c)	Collateral Agency Agreement on or about the date of this document between the Secured Party, the Grantor, and the Investors and any variation, addition, or replacement of that agreement.

Item 2

Property specifically charged	(a) None specified.

Item 3
Trust	None known to the Secured Party at the date of this document.

Item 4
Governing law	Western Australia

Schedule 2 - Party details

Grantor details
Name of business
ACN/ABN/ARSN of Grantor company
ABN of Trust
Address for notices
Facsimile number
Full name of person acting on behalf of business
Email address of person acting on behalf of business

Schedule 3 - Serial numbered property

The Secured Party has security over serial numbered goods whether or not they are listed below. This schedule is only to provide additional identification of some or all of the Secured Property.

Motor Vehicles

Make or Name of Manufacturer	Model name	Year made	Registration no	Vehicle identification no (vin)	Engine no	Principal location

Boats

Make or name of manufacturer	Model name	Year made	Registration no of boat	Boat identification no	Engine no	Principal location

Aircraft/Aircraft parts

Make or name of manufacturer	Model no	Year made	Type of aircraft or part	Registration no	Nationality mark (small aircraft)	Principal location

Intellectual property

Property type	Description	Serial number

Executed as a deed.

Executed in accordance with the laws of its place of incorporation by G Medical Innovations Holdings Limited ARBN 617 204 743

/s/ Yacov Geva
Director Signature	Director/Secretary Signature

Yacov Geva
Print Name	Print Name

Signed sealed and delivered for and on behalf of MEF I, L.P. by its authorised representative in the presence of:

/s/ Joshua Sason	/s/ Ari Morris
Signature of witness	Signature of authorised representative

JOSHUA SASON	ARI MORRIS
Name of witness	Name of authorised representative
(BLOCK LETTERS)	(BLOCK LETTERS)

40 Wall Street, Floor 58, New York, NY 10005
Address of witness